Exhibit 3.2

TXU CORP.

RESTATED BYLAWS

SECTION 1. PLACE OF MEETINGS OF SHAREHOLDERS. All meetings of the shareholders shall be held at the registered office of the Corporation in Dallas, Texas, or at such other place within or without the State of Texas as may be stated in the call and notice.

SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on the third Friday in May of each year at ten o’clock in the forenoon, or at such other hour as may be named in the notice of meeting, unless such day is a legal holiday, in which case such meeting shall be held on the next business day. In the event that such annual meeting for any reason is not held on the date herein provided for, a subsequent meeting may be held in place thereof and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Any such subsequent meeting shall be called in the same manner as provided for special meetings of shareholders.

SECTION 3. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called by the chairman of the board, the president, the board of directors or the holders of not less than one-tenth of all the shares entitled to vote at such meetings.

SECTION 4. NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice of all meetings, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to the shareholders of record entitled to vote at such meetings not less than ten nor more than sixty days before the date of the meeting, personally, or by mail, or, on consent of a shareholder, by electronic transmission, by or at the direction of the chairman of the board, the board of directors, the president, the secretary, or the holders calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If delivered by electronic transmission, such notice shall be deemed delivered when: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder. A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice.

SECTION 5. VOTING LIST FOR MEETINGS. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least eleven days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during regular business hours. Such list shall also be produced and kept open at all time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

SECTION 6. QUORUM AT MEETINGS OF SHAREHOLDERS. The holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, but less than a quorum shall have power to adjourn any meeting from time to time. Except as otherwise provided by statute, the restated certificate of formation of the Corporation or these bylaws, in each case, as amended from time to time, with respect to any matter, other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, present in person or by proxy, shall be the act of the shareholders.

SECTION 7. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or for any other proper purpose, the board of directors may fix in advance a record date for any such determination, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

SECTION 8. PRESIDING OFFICER AND SECRETARY. The chairman of the board or president of the Corporation shall preside at, and the secretary or an assistant secretary shall keep the records of each meeting of shareholders. In the absence of either such officer, such officer’s duties shall be performed by another officer of the Corporation appointed by the board of directors or, in the absence of such appointment, appointed at the meeting.

SECTION 9. CONDUCT OF MEETINGS OF SHAREHOLDERS. The board of directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.

At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these bylaws. To be properly brought before a meeting, business must (1) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (2) otherwise properly be brought before the meeting by or at the direction of the board of directors, or (3) otherwise (i) properly be requested to be brought before the meeting by a shareholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting. For business to be properly requested to be brought before an annual meeting of shareholders by a shareholder of record, any shareholder who intends to bring any matter (other than in connection with the election of directors) before an annual meeting of shareholders and is entitled to vote on such matter must deliver written notice of such shareholder’s intent to bring the matter before the annual meeting of shareholders, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation. Such notice must be received by the secretary not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder notice as described above. For purposes of this Section 9, “public announcement” shall mean the date disclosure of the date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

A shareholder’s notice to the secretary required by this Section 9 shall set forth as to each matter the shareholder proposes to bring before the meeting of shareholders: (1) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the shareholder intending to propose such business; (3) the number of shares of stock of the Corporation beneficially held, either personally or in concert with others, by the shareholder, and a representation that the shareholder is a holder of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; and (4) any material interest of the shareholder in such business. No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 9. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

SECTION 10. FORM OF CERTIFICATES OF STOCK AND TRANSFER OF SHARES. Certificates of stock of the Corporation shall be of such form and device as the board of directors may from time to time determine. The stock of the Corporation shall be transferable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificates therefor properly endorsed. The board of directors may appoint one or more transfer agents and one or more registrars of the stock. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

SECTION 11. SIGNING OF CERTIFICATES OF STOCK. Certificates of stock of the Corporation shall be signed by the chairman of the board, the chief executive, the president or any vice president and either the secretary or an assistant secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

SECTION 12. DIRECTORS. The board of directors shall consist of not less than eight nor more than 12 directors. Subject to the foregoing sentence, the specific number constituting the board of directors shall be determined by resolution of the board of directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Meetings of the board of directors shall be held at the time and place fixed by resolution of the board of directors or upon the call of the chairman of the board or the president or the executive committee. The secretary or officer performing his duties shall give two days’ notice of all meetings of directors by mail or telegram to the last known address of each director, or, on consent of a director, by electronic transmission, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at such time as may be fixed by a resolution of the board. Meetings of the directors may be held at any time without notice if all directors are present or if those not present waive notice either before or after the meeting. At any meeting of directors a majority of the whole number of directors shall constitute a quorum, but less than a quorum shall have power to adjourn the meeting from time to time.

SECTION 13. OFFICERS. Each year, the board of directors may elect one of their number chairman of the board, shall elect a president of the Corporation, shall elect one or more vice presidents, a secretary and a treasurer, and may elect one or more assistant secretaries and assistant treasurers and such other officers as they may from time to time deem proper. The same person may be elected to and hold more than one office, except that the president and the secretary shall not be the same person. The term of office of all officers shall be one year, or until their respective successors are chosen and qualified, but any officer may be removed from office for or without cause at any time by the board of directors. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the board of directors, and the officer so elected shall hold office until his successor is chosen and qualified. The officers of the Corporation shall have such powers and duties as usually pertain to their offices, respectively, as well as such powers and duties as may from time to time be conferred by the board of directors.

SECTION 14. EXECUTIVE COMMITTEE. Each year, the board of directors may appoint an executive committee to consist of the chairman of the board, the president and such number of the directors as the board may from time to time determine. Such executive committee shall have and may exercise all the powers of the board during the intervals between its meetings which may be lawfully delegated, subject to such limitations as may be provided by resolution of the board of directors. The board shall have the power at any time to change the membership of such committee and to fill vacancies in it. Unless the chair is appointed by the board, the executive committee shall designate a chair by majority vote of the committee. The executive committee may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

SECTION 15. AUDIT COMMITTEE. Each year, the board of directors shall appoint, on recommendation of the nominating and governance committee, an audit committee to consist of at least three of the members of the board of directors, each of whom satisfies the requirements for independence under applicable law and regulations of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). Such audit committee shall have a committee charter adopted by the board of directors which identifies the membership criteria, authority and responsibilities of the committee. The principal purposes of the audit committee shall be to: (1) assist the board in fulfilling its oversight responsibilities relating to the integrity of the financial statements of the Corporation, the compliance by the Corporation with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and independent auditor; (2) foster open communications among the independent auditor, financial and senior management, internal audit and the board; and (3) prepare the report of the committee required by the rules of the SEC to be included in the Corporation’s annual proxy statement. Said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. Unless the chair is appointed by the board, the audit committee shall designate a chair by majority vote of the committee. The audit committee may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

SECTION 16. FINANCE AND BUSINESS DEVELOPMENT COMMITTEE. Each year, the board of directors shall appoint, on recommendation of the nominating and governance committee, a finance and business development committee to consist of such number of the members of the board of directors as the board may from time to time determine. Such finance and business development committee shall have a committee charter adopted by the board of directors which identifies the authority and responsibilities of the committee. The principal purposes of the finance and business development committee shall be to: (1) review and recommend to the board new business opportunities, proposed acquisitions and divestitures and other similar transactions; (2) review and recommend to the board major financial undertakings and policies and corporate financing plans and (3) assist the board in fulfilling its fiduciary responsibilities relating to the Corporation’s financial policies, plans and programs. Said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. Unless the chair is appointed by the board, the finance and business development committee shall designate a chair by majority vote of the committee. The finance and business development committee may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

SECTION 17. NOMINATING AND GOVERNANCE COMMITTEE. Each year, the board of directors shall appoint a nominating and governance committee to consist of at least three of the members of the board of directors, each of whom satisfies the requirements for independence under applicable law and the listing standards of the NYSE. Such nominating and governance committee shall have a committee charter adopted by the board of directors which identifies the authority and responsibilities of the committee. The principal purposes of the nominating and governance committee shall be to: (1) identify individuals qualified to become board members, and to recommend to the board the nominees to stand for election as directors at the annual meeting of shareholders; (2) oversee, and assume a leadership role in, the governance of the Corporation including recommending corporate governance guidelines for the board’s consideration; (3) lead the board in its annual evaluation of its performance; and (4) recommend to the board nominees for each committee of the board. Said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. Unless the chair is appointed by the board, the nominating and governance committee shall designate a chair by majority vote of the committee. The nominating and governance committee may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

SECTION 18. ORGANIZATION AND COMPENSATION COMMITTEE. Each year, the board of directors shall appoint, on recommendation of the nominating and governance committee, an organization and compensation committee to consist of at least three of the members of the board of directors, each of whom satisfies the requirements for independence under applicable law and the listing standards of the NYSE. Such organization and compensation committee shall have a committee charter adopted by the board of directors which identifies the authority and responsibilities of the committee. The principal purposes of the organization and compensation committee shall be to: (1) review and approve corporate goals and objectives relevant to the compensation of the chief executive officer (CEO), evaluate the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the board), determine and approve the CEO’s compensation based on this evaluation; (2) oversee the evaluation of senior executives and make recommendations to the board with respect to equity-based and other compensation plans, policies and practices; (3) review and discuss with the board executive management succession planning; (4) make recommendations to the board with respect to the compensation of the Corporation’s outside directors; and (5) produce the committee’s report on executive compensation as required by the SEC to be included in the Corporation’s annual proxy statement. Said committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. Unless the chair is appointed by the board, the organization and compensation committee shall designate a chair by majority vote of the committee. The organization and compensation committee may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

SECTION 19. NUCLEAR COMMITTEE. Each year, the board of directors shall appoint, on recommendation of the nominating and governance committee, a nuclear committee to consist of such number of the members of the board of directors as the board may from time to time determine. Such nuclear committee may have a committee charter adopted by the board of directors which identifies the authority and responsibilities of the committee. The principal purpose of the nuclear committee shall be to review, and make reports and recommendations to the board in connection with the operation of the Corporation’s nuclear generating units. The nuclear committee shall perform such other services as the board shall direct from time to time by resolution of the board of directors. Unless the chair is appointed by the board, the nuclear committee shall designate a chair by majority vote of the committee. The nuclear committee may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum.

SECTION 20. OTHER COMMITTEES. The board of directors may establish other committees, each committee to consist of one or more directors, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Unless the chair is appointed by the board, each committee shall designate a chair by majority vote of the committee. Each committee may make rules for the conduct of its business as it may deem necessary. A majority of the members of each committee shall constitute a quorum. Each committee shall act only on the affirmative vote of a majority of the members present at a meeting.

SECTION 21. TRANSACTIONS WITH THE CORPORATION. A director of this Corporation shall not be disqualified by his office from dealing or contracting with this Corporation, either as a vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of the majority of a quorum of the board of directors or of the executive committee, without counting in such majority or quorum any director so interested or a shareholder or director of a corporation so interested; or (2) by vote at a shareholders’ meeting of the holders of a majority of all the outstanding shares of the capital stock of the Corporation entitled to vote thereon or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profits realized by him from or through any transaction or contract of this Corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner provided by law.

SECTION 22. INSURANCE, INDEMNIFICATION AND OTHER ARRANGEMENTS. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary, to the fullest extent permitted by the laws of the State of Texas, including without limitation Chapter 8 of the Texas Business Organizations Code or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person’s service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Organizations Code. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.

SECTION 23. COMPENSATION OF DIRECTORS. The board of directors shall have power to authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the board of directors or the executive committee and all other committees, and to determine the amount of such compensation and fees.

SECTION 24. AMENDMENT OF BYLAWS. These bylaws may be altered, changed or amended as provided by statute, or at any meeting of the board of directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors at least ten days before the meeting.

May 19, 2006